Exhibit 99.2

Consolidated Financial Statements and Report of Independent Certified Public Accountants
Stratus Technologies Bermuda Ltd.
February 27, 2022

Report of Independent Certified Public Accountants

Board of Directors
Stratus Technologies Bermuda Ltd.
Opinion
We have audited the consolidated financial statements of Stratus Technologies Bermuda Ltd. and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of February 27, 2022, and the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 27, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for opinion
We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of management for the financial statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.
Auditor’s responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with US GAAS, we:
a.Exercise professional judgment and maintain professional skepticism throughout the audit.
b.Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
c.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
d.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
e.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Grant Thornton LLP
Boston, Massachusetts
May 10, 2022

Stratus Technologies Bermuda Ltd.
CONSOLIDATED BALANCE SHEET
(dollars and share data in thousands)
As of February 27, 2022

ASSETS

Current assets
Cash and cash equivalents	$21,391
Accounts receivable, net of allowance of $213 as of February 27, 2022	28,987
Inventory	11,004
Prepaid expenses and other current assets	4,698
Total current assets	66,080

Property and equipment, net	7,298
Intangible assets, net	24,668
Goodwill	142,854
Deferred income taxes	21,782
Other long-term assets	3,590
Total assets	$266,272

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$13,800
Accrued expenses	19,271
Current portion of long-term debt	1,600
Income taxes payable	657
Deferred revenue	33,928
Total current liabilities	69,256

Long-term debt, net of discount and deferred financing fees	153,629
Deferred income taxes	97
Long-term deferred revenue	6,001
Long-term income taxes payable	923
Other long-term liabilities	4,675
Total liabilities	234,581

Commitments and contingencies (Note 9)

Stockholders’ equity
Common stock, $1 par value, 71 shares authorized; 71 shares issued and outstanding	71
Additional paid-in capital	162,973
Accumulated deficit	(127,229)
Accumulated other comprehensive loss	(4,124)
Total stockholders’ equity	31,691
Total liabilities and stockholders’ equity	$266,272
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended February 27, 2022
(dollars and share data in thousands)

Revenue
Product	$60,185
Service	102,611
Total revenue	162,796

Cost of revenue
Product	29,622
Service	41,210
Total cost of revenue	70,832
Gross profit	91,964

Operating expenses
Research and development	18,702
Sales and marketing	32,320
General and administrative	20,995
Restructuring charges	5,605
Management fees	1,160
Total operating expenses	78,782
Profit from operations	13,182

Interest expense, net	(11,127)
Loss on extinguishment of debt	(794)
Other income, net	2,579
Profit before income taxes	3,840
Income tax expense	3,472
NET INCOME	$368
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
For the Year Ended February 27, 2022
(dollars and share data in thousands)

Net income	$368

Other comprehensive (loss) income
Currency translation adjustments	(1,768)
Fair value of derivative instruments, net of taxes	426

Changes in market value of equity security
Unrealized loss, net of taxes	(7)

COMPREHENSIVE LOSS	$(981)
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Year Ended February 27, 2022
(dollars and share data in thousands)

	Ordinary Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Par value	Capital	Deficit	Loss	Equity
Balance, February 28, 2021	71	$71	$162,973	$(77,597)	$(2,775)	$82,672
Net income	—	—	—	368	—	368
Stock dividend payment	—	—	—	(50,000)	—	(50,000)
Unrealized foreign currency translation adjustment	—	—	—	—	(1,768)	(1,768)
Fair value of derivative instruments, net of taxes of $50	—	—	—	—	426	426
Unrealized loss on corporate equity security, net of taxes	—	$—	$—	$—	$(7)	$(7)
Balance, February 27, 2022	71	$71	$162,973	$(127,229)	$(4,124)	$31,691
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
For the Year Ended February 27, 2022
(dollars and share data in thousands)

Cash flows from operating activities:
Net income	$368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,935
Loss on extinguishment of debt	794
Amortization of deferred financing costs and debt discount	672
Provision for doubtful accounts	143
Deferred income tax expense	1,305
Changes in operating assets and liabilities:
Accounts receivable	(3,038)
Inventory	(4,472)
Income taxes receivable	557
Prepaid expenses and other current assets	646
Accounts payable	6,659
Accrued expenses	(9)
Income taxes payable	(740)
Deferred revenue	1,133
Long-term income taxes payable	(123)
Other long-term assets and liabilities	(270)
Net cash provided by operating activities	14,560

Cash flows from investing activities:
Acquisition of property and equipment	(3,066)
Payment of restricted cash	(1,030)
Acquisition of other long-term assets	(69)
Net cash used in investing activities	(4,165)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	160,000
Payments on long-term debt	(123,075)
Payment of debt extinguishment fees	(53)
Payment of debt issuance fees	(5,465)
Payment of cash dividend	(50,000)
Net cash used in financing activities	(18,593)

Effect of exchange rate changes on cash	(1,862)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(10,059)

Cash, cash equivalents and restricted cash at beginning of year	31,450
Net increase in restricted cash	1,030
Cash, cash equivalents and restricted cash at end of year	$22,421

Cash and cash equivalents	$21,391
Restricted cash	1,030
Cash, cash equivalents and restricted cash at end of year	$22,421

Supplemental cash flow information:
Interest paid on debt	$10,448
Income taxes paid, net of refunds received	$1,375
The accompanying notes are an integral part of these consolidated financial statements.

Stratus Technologies Bermuda Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
February 27, 2022
(dollars in thousands)

NOTE 1 - NATURE OF BUSINESS
Stratus Technologies Bermuda Ltd. (“Stratus” or the “Company”) is a leading global provider of edge computing solutions, an easily installed, remotely managed solution for companies to control their networks in the most remote locations. Stratus’ ztC (zero touch computing) Edge, is a fault tolerant and high availability, versatile, fully integrated, self-protecting industrial computing solution that is ready to use in about thirty minutes and includes maintenance services.
Stratus’ traditional suite of products includes servers, services and software. The servers utilize a true, industry leading fault-tolerant systems architecture supported by a value-added services platform, which together provide industry-leading continuous availability with 99.999% uptime (i.e., less than five minutes of annual unplanned downtime). The Company’s value-added services include maintenance services and solutions services. Maintenance services are comprised of remote service management, predictive fault detection, root cause analysis and uptime guarantees. Solutions services include long-term engagements where the Company manages many elements of a customer’s mission-critical server environment, as well as onsite consulting and project management. Software includes fault tolerant and high availability solutions using industry-standard x86 servers.
Stratus’ customers consist of Global Fortune 500 companies and small to medium sized businesses in a wide range of industries across the globe. The Company’s customer base includes some of the most recognizable companies in the world across a variety of large industries, including industrial automation, financial services, healthcare and life sciences, manufacturing and logistics, along with government and public safety.
The Company provides its products and services through direct sales and third-party channels, including distributors, value-added resellers, independent software vendors and systems integrators around the world.
NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The Company operates on a 52-to-53 week fiscal year that ends on the Sunday closest to the last day of February. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated. The consolidated financial statements presented herein are for the year ended February 27, 2022.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under this new guidance, at the commencement date of a lease, lessees will be required to recognize for all leases (with the exception of short-term leases) the following: (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company is required to adopt the amendment in fiscal 2023. Since the issuance of Topic 842, the FASB has issued a series of updates to the topic, which the Company will implement when adopted. This includes updates 2018-10, 2018-11, 2018-20, 2019-01, 2019-10 and 2020-05. The Company is evaluating the potential impact of these ASU’s on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740). This update, as part of the Simplification Initiative, simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company is required to adopt the amendment in fiscal 2023. The Company is evaluating the potential impact of these amendments on its consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to revenue recognition, accounts receivable related provisions, inventory related provisions, valuation of indefinite lived intangible assets and goodwill, valuation allowance for deferred income tax assets, and goodwill and long-lived asset impairment. These estimates could differ materially from management’s estimates and materially affect the consolidated financial statements and impact future results.
Revenue Recognition
The Company derives revenue from the sale of servers and software products and providing services, such as post contract support (“PCS”) maintenance along with consulting, professional services, installation, and training for its products. Servers are enabled with embedded value-added software as they function together to deliver the server’s functionality. The Company also delivers solution services in the form of long-term engagements, in which the Company manages a customer’s mission-critical server environment. The Company provides its products and services through direct sales and third-party channels, including distributors, value-added resellers, independent software vendors, and systems integrators around the world.
Effective March 4, 2019 revenue is recognized in accordance with the five steps of Accounting Standards Codification (“ASC”) 606 (ASC 606 10 05-3), depicting the transfer of promised goods or services to customers at amounts the Company is entitled to, in exchange for such goods and services, per the steps outlined below:
•Step 1: Identify the contract(s) with a customer;
•Step 2: Identify the performance obligations in the contract;
•Step 3: Determine the transaction price;
•Step 4: Allocate the transaction price to the performance obligations in the contract; and
•Step 5: Recognize revenue when (or as) the performance obligation is satisfied.
Although standard business practices may vary by customer, the Company’s sales to its customers are typically in the form of customer purchase orders placed against a variety of existing purchase and/or support agreements. Such sale contracts evidence that the Company and its customers have approved the contract, are committed to perform their respective obligations, have identified the rights of each party, identified payment terms (typically 30-90 days), shown each contract to be of commercial substance, and demonstrated collectability is probable.
For each revenue stream, the Company identifies the performance obligations that generally would be identified within a typical arrangement with a customer. The Company actively monitors contracts with customers in order to identify any promised goods or services and appropriately identify the performance obligations.
The Company’s transactions may include the sale of multiple products and services, together as part of the contract. The Company establishes Stand-Alone Selling Price (“SSP”) for each performance obligation in a contract and allocates the total transaction price on a proportional basis to each obligation as a percentage of the total SSP. The basis for determining the SSP for each performance obligation in the Company’s contracts differs based on the nature of the performance obligation.

The Company evaluates each performance obligation in a contract to determine whether it is satisfied at a point in time or satisfied over time. Revenue is recognized in correspondence with when the Company’s obligation has been deemed satisfied for each performance obligation.
SSP and corresponding revenue recognition timing for the Company’s performance obligations is as follows:

Performance Obligation	Stand-Alone Selling Price (SSP) Methodology	Promise Fulfilled/Revenue Recog. Timing
Hardware/servers	Cost-plus margin approach (margins by region, product family, product type)	Point in time (typically product shipment or delivery)
Stand-alone software	Residual method (total transaction price less observable SSP of PCS)	Point in time (ratably over support period)
PCS/maintenance support	Observable prices charged for renewal PCS periods	Over time (ratably over support period)
Solution services - Managed services - Professional services - Installation, training	Hourly rates (hourly rates charged based on cost-plus margin approach)	Over time (ratably over support period) (ratably as work performed)
For each performance obligation satisfied at a point in time, the Company recognizes revenue at the point in time control transfers to the customer, which generally aligns with when contractual title and risk of loss have passed to the customer and the Company has a right to payment.
PCS Maintenance Support provides customers with the right to receive ongoing technical support, replacement of defective parts, and unspecified upgrades or enhancements on a when-and-if available basis over a support period. Managed Services provides customers with the management and support of the customer’s server environment over a support period. For each over-time performance obligation, the customer is simultaneously receiving and consuming the benefit being performed for them by the Company. Therefore, the Company recognizes revenue over the defined support period using a daily revenue convention.
When Professional Services projects are not being delivered in the form of ongoing Managed Services, such as customized installations or training, revenue is recognized over time based on the amount the Company has a right to invoice.
Each sales contract may vary based upon the geographic region, industry, and business practice of each customer. Variation to contractual transfer of title and risk of loss, payment method, or purchase order procurement practice is not uncommon for customers within different geographic regions, with more variation often taking place for customers within less developed regions. For all regions, the Company evaluates each contract on a case-by-case basis to ensure SSP methodology is adhered to and performance obligations are clearly identifiable before recognizing revenue.
Pursuant to Topic 340-40 in which the Company capitalizes any contract costs that are consistent with the transfer of goods and services to which the asset relates, the Company annually assesses its commissions costs for capitalization eligibility. The majority of commissions the Company pays are for short-term commitments of one year or less, mainly related to its products and short-term Professional Services installations or migration projects. Since the Company pays only a minor commission for its longer-term PCS Maintenance Support in the year the PCS contract is secured, and without any commission upon PCS contract renewal, substantially all of the Company’s annual commissions paid are for products and services associated with short-term commitments of one year or less.

The Company aggregates PCS Maintenance Support commissions and capitalizes them over the expected life of the customer relationship or server life, determined to be six years, and treats all short-term commitments of one year or less, as current period commissions expense. During fiscal 2020 the Company recorded a capitalized commissions value of $103 upon the adoption of ASC 606.
Depending on the terms and conditions with a customer, control to a product/server may transfer at either shipping point or destination. For those contracts in which control transfers at shipping point and shipping and handling occurs after the customer has obtained control to the good, the Company has elected to account for shipping and handling activities as a fulfillment activity rather than as a separate performance obligation. Therefore, the Company recognizes revenue upon shipment, including any amounts charged for shipping, and accrues for the related costs of shipping and handling activities performed after control has transferred.
The Company collects sales taxes from customers and remits those amounts to governmental authorities. The Company has elected the accounting policy specified in ASC 606-10-32-2A to exclude sales taxes collected from its customers on behalf of third parties, such as a governmental authority, when determining the transaction price. This includes any sales, use, value-added, and some excise taxes.
Cash, Cash Equivalents and Restricted Cash
The Company holds its cash in checking accounts at major financial institutions throughout the world. There are no cash equivalents as of February 27, 2022. The restricted cash as of February 27, 2022 is $1,030 related to cash collateral on a stand-by letter of credit and is included in Cash and cash equivalents on the accompanying consolidated balance sheet.
Accounts Receivable
The Company states its accounts receivable at their estimated net realizable value. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains allowances for doubtful accounts for specifically identified estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate resulting in an impairment of their ability to make payments, additional allowances may be required.
Fair Value Measurements
In accordance with the accounting standards for fair value measurements and disclosures, certain of the Company’s assets and liabilities are measured at fair value. Fair value is defined as the price at which an asset would be sold or a liability would be transferred in an orderly transaction between market participants at the measurement date. The Company determines fair value using the following hierarchy:
•Level 1 - Quoted prices in active markets for identical assets or liabilities;
•Level 2 - Inputs other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
•Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table represents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value as of February 27, 2022:

	Total February 27, 2022	Quoted Prices In Active Market For Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Assets
Investment in corporate equity security	$60	$60	$—	$—
Japanese yen denominated zero-cost collar contracts	206	—	206	—
Euro denominated zero-cost collar contracts	88	—	88	—
Total	$354	$60	$294	$—

Liabilities
Japanese yen dominated zero-cost collar contracts	$1	$—	$1	$—
Euro denominated zero-cost collar contracts	3	—	3	—
Total	$4	$—	$4	$—
As of February 27, 2022, the carrying value of accounts receivable, accounts payable and accrued expenses approximated their fair value due to their short-term nature, and debt approximated its fair value due to its market based interest rate.
The Company has foreign currency zero-cost collar contracts designed as cash flow hedges, to hedge the exposure to foreign currency exchange risk related to Japanese yen and euros in the Company’s local subsidiaries, and Irish subsidiary business operations. The aggregate notional amount of the highly effective Japanese yen foreign exchange contracts outstanding at February 27, 2022 was $10,894. The aggregate notional amount of the highly effective euro foreign exchange contracts outstanding at February 27, 2022was $4,120. The Company’s foreign currency forward and zero-cost collar contracts are classified as other current assets and liabilities or long-term assets and liabilities within the accompanying consolidated balance sheets based on maturity date from the balance sheet date. The fair value of foreign currency forward and zero-cost collar contracts are based on the most recent observable market information in pricing these securities or if specific prices are not available for these securities, other observable inputs like market transactions involving identical or comparable securities are utilized. In the event observable inputs are not available, the Company assesses other factors to determine the security’s market value, including broker quotes or model valuations, if applicable. As a result, these foreign currency contracts are classified Level 2 assets in the fair value hierarchy.
Inventory
Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. The Company considers recent historic usage and future demand in estimating the realizable value of its inventory, and records a charge to cost of goods sold to reduce the carrying value of inventory, to net realizable value upon determination that inventory is excess or obsolete.
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, and accounts receivable. The Company sells its products to customers in diversified industries around the world. The Company performs ongoing credit evaluations of its customers, and generally does not require collateral. The Company maintains reserves for potential credit losses. At February 27, 2022, no customer had a balance of more than 7% of the consolidated accounts receivable balance.
During the year ended February 27, 2022, no customer accounted for more than 6% of consolidated revenue.

The Company holds its cash and cash equivalents principally in checking accounts at a major financial institution. Deposits held with banks in the United States may exceed the amount of FDIC insurance provided on such deposits. Deposits held with banks outside the United States generally do not benefit from FDIC insurance.
Property and Equipment
Property and equipment are recorded at cost. Depreciation and amortization expense is calculated using the straight-line method based upon the following estimated useful lives:

Machinery, computer equipment and software	2-5 years
Leasehold improvements	shorter of lease term or life of asset
Service and service parts	4 years
Non-spare part maintenance and repair costs are charged to expense as incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any related gains or losses are included in the determination of net income or loss for the period.
Goodwill and Intangible Assets
Changes in goodwill are as follows:

February 28, 2022
Balance, beginning of period	$143,062
Currency translation	(208)
Balance, end of period	$142,854
Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination and is reviewed for impairment at least annually.
ASC Topic 350, Intangibles - Goodwill and Other (ASC 350), permits the assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the quantitative goodwill impairment test required under ASC 350. The qualitative assessment management performs takes into consideration the following factors: general economic conditions, industry specific performance, and changes in carrying value of the reporting unit.
When applicable, the quantitative goodwill impairment test is performed by comparing the fair value of the reporting unit with its carrying value (including goodwill). If the fair value of a reporting unit exceeds its carrying value, goodwill is not considered to be impaired. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit over the fair value. The loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.
Fair value of the reporting unit is determined using an income methodology based on management’s estimates of forecasted cash flows for each business unit, with those cash flows discounted to present value.
The Company adopted ASU 2021-03, Intangibles-Goodwill and Other (Topic 350): Accounting Alternative for Evaluating Triggering Events, effective for fiscal years beginning after December 15, 2019, which allow private entities to elect not to monitor for goodwill impairment triggering events during the reporting period, and instead to perform their evaluations only as of the end of the reporting period to determine whether it is more likely than not that goodwill is impaired.

Goodwill and intangible assets with indefinite lives are evaluated annually for impairment at the end of the fiscal year. Goodwill and other intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the fair value of a reporting unit is more likely than not below its carrying value.
Long-lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the Company believes an indicator of potential impairment exists, it tests to determine whether impairment recognition criteria have been met. To analyze a potential impairment, the Company projects undiscounted future cash flows expected to result from the use and eventual disposition of the asset or group of assets over the primary assets remaining useful life. If these projected cash flows are less than the carrying amount, an impairment loss is recognized in the consolidated statement of operations based on the difference between the carrying value of the asset or asset group and its fair value.
Translation of Foreign Currencies
Assets and liabilities of the Company’s foreign operations for which the local currency is the functional currency, are translated into U.S. dollars at exchange rates prevailing on the consolidated balance sheet date. Revenue and expenses are translated at the exchange rates prevailing during the year. Foreign currency translation gains and losses are reported separately as a component of accumulated other comprehensive loss in stockholders’ equity.
The functional currencies of the majority of the Company’s subsidiaries are in local currency, however, the functional currency of the Company’s subsidiary in Ireland is the U.S. dollar. Assets and liabilities in Ireland are translated at year-end exchange rates, except for property and equipment, goodwill, intangible assets and deferred revenue, which are translated at historical rates. Revenues and expenses are translated at the prevailing exchange rates in effect during the year.
Accrued Expenses
Accrued expenses consist of the following:

February 27, 2022
Compensation and benefits	$8,838
Restructuring	504
Sales, use and other taxes	2,770
Professional fees	497
Other	6,662
Total	$19,271
Research and Development and Software Development Costs
Research and development costs are expensed as incurred. Development costs incurred subsequent to establishing technological, feasibility and through the general release of software products are capitalized. Technological feasibility is demonstrated by the completion of a detailed program design or working model, if no program design is completed. Annual amortization expense of the capitalized software development costs will be the greater of the amounts computed using the ratio of gross revenue to a products’ total current and anticipated revenue, or the straight-line method over the products’ remaining estimated economic life. Capitalized costs are amortized over periods representing the products’ estimated economic life. The Company did not capitalize any software development costs during the year ended February 27, 2022. Amortization expense recorded was $0 for the year ended February 27, 2022.

Other Income, Net
Other income, net consists of the following:

February 27, 2022
Foreign exchange gains (losses)	$983
Foreign exchange hedging derivatives realized	91
Bank charges	(206)
Government subsidies - COVID-19	1,289
Miscellaneous gains	422
Total	$2,579
Income Taxes
The Company provides deferred income taxes to recognize temporary differences between the financial reporting basis and the income tax reporting basis of assets and liabilities. A deferred income tax asset is established for the expected future benefit of net operating loss and credit carry forwards, and a valuation allowance is established against deferred income tax assets when it is more likely than not that some or all of the deferred income tax assets will not be realized.
Risks and Uncertainties
The Company’s future operating results are subject to a number of risks, including, but not limited to, the Company’s dependence on suppliers and technology partners, the Company’s reliance on contract manufacturers for its current product lines, rapid industry changes, competition, competitive pricing pressures, economic slowdowns, enforcement of the Company’s intellectual property rights, the Company’s ability to sustain and manage growth, the Company’s ability to attract and retain key personnel, cyberattacks, system outages, systems and service failures of the Company’s customers, undetected problems in the Company’s products, risks associated with interest rates and foreign currency exchange rates, changes in foreign laws and regulations and other risks related to international operations, including the impact of pandemics and natural disasters.
In December 2019, a novel strain of coronavirus (“SARS-CoV-2”), which causes COVID-19, was reported to have surfaced in China. In March 2020, the World Health Organization declared the outbreak of COVID‑19 to be a global pandemic. COVID-19 has spread rapidly throughout the world, prompting governments and businesses to take unprecedented measures, with the goal of decreasing the rate of new infections. Such measures have included restrictions on travel and business operations, temporary closures of businesses, and quarantines and shelter-in-place orders. The world and U.S. economies have experienced pronounced effects which have impacted the Company’s ability to conduct business such as supply chain disruptions, travel bans and restrictions, and the Company’s employees being required to work from home. While there has been no material impact to the Company, the full extent of the impact of the COVID-19 pandemic on our business, results of operations, cash flows and financial position, is currently uncertain and will depend on many factors that are not within the Company’s control, including, but not limited to: the duration and scope of the pandemic; the effectiveness of actions taken to contain or mitigate the pandemic and prevent or limit any reoccurrence; governmental, business and individuals’ actions that have been and continue to be in response to the pandemic; global economic conditions and levels of economic growth; and the pace of recovery when the COVID-19 pandemic subsides.
The Company’s primary financial market risk exposures are in the areas of interest rate risk and foreign currency exchange risk. The Company’s exposure to currency rate fluctuations is material, as the Company conducts a significant portion of its business operations in currencies other than the U.S. dollar, mainly Japanese yen and euro.

The Company employs a number of strategies to manage these risks, including the use of derivative financial instruments, which involve the risk of nonperformance by the counterparty. In addition, there can be no assurance that the Company’s efforts to manage its currency exposure will be successful.
NOTE 3 - RESTRUCTURING AND OTHER CHARGES
The following table sets forth the restructuring and other charges for the year ended February 27, 2022:

Severance and Fringe Benefits
Restructuring liability as of February 28, 2021	$136
Restructuring charges	5,606
Cash payments	(5,238)
Restructuring liability as of February 27, 2022	$504
Restructuring 2022
For the year ending February 27, 2022, in order to further align spending with current business initiatives, the Company implemented a restructuring program. The restructuring program consisted of a reduction in workforce of 58 employees. The Company recorded a charge of $5,606 related to severance and fringe benefits in connection with this plan. As of February 27, 2022, the remaining liability was $504. Payments related to this plan will be completed in fiscal 2023.
NOTE 4 - PROPERTY AND EQUIPMENT
Property and equipment consist of the following:

February 27, 2022
Computer equipment and software	$29,932
Leasehold improvements	6,868
Service and spare parts	15,983
Total property and equipment	52,784
Accumulated depreciation and amortization	(45,485)
Property and equipment, net	$7,298
Depreciation and amortization expense relating to property and equipment was $4,590 for the year ended February 27, 2022.
NOTE 5 - INTANGIBLE ASSETS
Intangible assets are amortized using either the straight-line, excess earnings or royalty avoided method as follows:

Customer relationship intangibles	8 - 11 years
Developed technology	10 years
Trademark and trade names	10 years to indefinite
Other intellectual property assets	6 - 21 years

Intangible assets consist of the following:

February 27, 2022
Customer relationships	$121,730
Developed technology	54,000
Trademark and trade names	14,549
Capitalized software	191
Capitalized contract costs	614
Patents	874
Total intangible assets	191,958

Customer relationships amortization	(113,184)
Developed technology amortization	(53,322)
Trademark and trade name amortization	(29)
Capitalized software amortization	(191)
Capitalized contract amortization	(129)
Patent amortization	(435)
Total accumulated amortization	(167,290)
Intangible assets, net	$24,668
Amortization expense related to intangible assets was $6,345 for the year ended February 27, 2022. Included in trademarks and trade names is a $14,500 indefinite lived intangible asset. There were no impairments in fiscal 2022.
Estimated future amortization expense related to finite-lived intangible assets at February 27, 2022 is as follows:

Fiscal Year
2023	$4,303
2024	3,115
2025	2,256
2026	164
2027	127
2028 and thereafter	203
Total	$10,168
NOTE 6 - INCOME TAXES
The components of gain before income taxes consist of the following:

February 27, 2022
United States	$(1,565)
Foreign	5,405
Profit before income taxes	$3,840

The income tax expense (benefit) consists of the following:

February 27, 2022
Current
United States - Federal	$331
United States - State	11
Foreign	1,826
Total current	2,167

Deferred
United States - Federal	913
United States - State	336
Foreign	57
Total deferred	1,305
Income tax expense (benefit)	$3,472
The following table reconciles the United States federal income tax rate to the rate used in the calculation of the expense (benefit) for income taxes as reported in the consolidated financial statements:

February 27, 2022
Income taxes at United States Federal statutory rate	21.0%
State income taxes, net of Federal benefit	0.2
Tax effect of foreign operations	12.9
Valuation allowance - other	43
Permanent items	4.5
Global intangible low-taxed income	10.3
Income tax credits	(15.0)
Deferred true up	11.7
Other, net	1.8
Effective income tax rate	90.4%

Deferred income tax assets and liabilities are comprised of the following:

February 27, 2022
Deferred income tax assets
Inventory and other reserves	$2,166
Net operating loss carryforwards	292
Capital loss carryforwards	481
Original issue discount	—
Disallowed interest expense	28,085
Income tax credits	1,452
Deferred revenue	382
Intangibles	18,199
Other	523
Total gross deferred income tax assets	51,579
Deferred income tax asset valuation allowance	(29,424)
Total net deferred income tax assets	22,155

Deferred income tax liabilities
Depreciation	(423)
Prepaid expense	(58)
Total deferred income tax liabilities	(482)
Total net deferred income tax assets	$21,673
The Company has recorded a valuation allowance on certain of its foreign, federal and state deferred income tax assets at February 27, 2022 where management believes that, after considering all of the available evidence, it is more likely than not, that these assets will not be realized.
The Company’s valuation allowance increased $2,115 from the prior year principally due to provision to return adjustments related to unrealizable interest expense carryforwards.
The Company has maintained a valuation allowance on its deferred income tax assets related to unrealizable interest expense carryforwards, capital loss carryforward and state credit carryforwards, as the Company does not expect to utilize these in the foreseeable future.
As of February 27, 2022, the Company has U.S net operating loss carryforwards of $4,938 for state purposes which will begin to expire in 2032. The Company has capital loss carryforwards in Ireland of approximately $3,846, which can be carried forward indefinitely. As of February 27, 2022, the Company has credit carryover of $594 and $1,086 for federal and state purposes, respectively, which will begin to expire starting 2040 and 2035, respectively.
In 2020, the United States became a victim of the global pandemic known as COVID-19. In response to this, on March 17, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. While the CARES Act provides sweeping income tax changes in response to the COVID-19 pandemic, some of the more significant provisions include removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. The Company has accounted for the relevant impact of the CARES Act in its fiscal 2022 financial statements.

Unremitted Earnings
With respect to the unremitted earnings of the Company’s subsidiaries, earnings are expected to be permanently reinvested. No additional provision has been made for United States or non-United States income taxes related to the undistributed earnings of the wholly-owned subsidiaries of Stratus Technologies Bermuda Ltd, or for unrecognized deferred income tax liabilities for temporary differences related to investments in subsidiaries. As such, A liability could arise if amounts are distributed by such subsidiaries or if such subsidiaries are ultimately disposed. It is not practical to estimate the additional income taxes related to permanently reinvested earnings or the basis differences related to investment in subsidiaries.
Uncertain Income Tax Positions
As of February 27, 2022, the Company has $633 of gross unrecognized income tax benefits, all of which, if recognized, would impact the effective income tax rate. A reconciliation of the beginning and ending amount of unrecognized income tax benefits is as follows:

February 27, 2022
Balance, beginning of year	$554
Increases for positions taken during current period	79
Increase for positions released during current period	—
Balance, end of year	$633
The Company is subject to United States federal income tax as well as income tax of multiple state and foreign jurisdictions. All material federal and state income tax matters through February 23, 2014 have been concluded. As of February 27, 2022, the Company is not under audit in any foreign jurisdictions. The Company has $32 and $396 research and development credit reserve for federal and state, respectively.
The Company does not anticipate any significant changes in the liability for unrecognized income tax benefits for uncertain income tax positions within the next 12 months.
The Company’s accounting policy is to record estimated interest and penalties related to income tax matters as a component of the income tax provision. The Company had no interest and penalties included in the liability for unrecognized income tax benefits at February 27, 2022.
The statute of limitations for net operating losses utilized in future years will remain open beginning in the year of utilization.
NOTE 7 - DEBT
Outstanding debt consists of the following:

February 27, 2022
Initial term loan, par	$159,600
Debt discount	(3,600)
Deferred finance fees	(771)
Total net debt	$155,229
Term Loan and Revolving Credit Facility
On June 8, 2021 (“Closing Date”), the Company entered into a $180,000 Credit Agreement (“Credit Facility”), consisting of a $160,000 Initial Term Loan and a Revolving Credit Facility of $20,000 with Cerberus Business

Finance Agency, LLC, as administrative agent and collateral agent. The syndicate of investors in the Credit Facility will vary over the life of the borrowings. The net Initial Term Loan proceeds received was $156,000. The interest rate is variable based on a LIBOR floor of no lower than 1.125% plus 600 basis points. The Initial Term Loan and Revolving Credit Facility has a maturity date of June 8, 2027. The Credit Facility is fully and unconditionally guaranteed by Stratus Technologies, Inc., Stratus Technologies Bermuda Ltd., Stratus Technologies Ireland Ltd., and Storm Private Holdings II Ltd., parent of Stratus.
The Initial Term Loan principal will be paid in equal quarterly installments, on the last business day of February, May, August and November in an amount equal to 0.25% of the Initial Term Loan commencing on February 25, 2022. Interest is paid in arrears, monthly or quarterly.
The Company made a $400 principal payment in the year ended February 27, 2022.
In the event that, on or prior to the first anniversary date of the Closing Date, the Company makes any prepayment of the Initial term loan, a prepayment premium of 2% of the amount of the Initial Term Loan. In the event that, from the first anniversary date of the Closing Date to the second anniversary of the Closing Date, the Company makes any prepayment of the Initial Term Loan, a prepayment premium of 1% of the amount of the Initial Term Loan, thereafter 0%. There was no prepayment of the Initial Term Loan as of February 27, 2022.
The Company is required to make mandatory payments based on excess cash flow (as defined in the credit agreement) beginning with the fiscal period ending February 26, 2023. There is a quarterly nonrefundable agency fee of $25. The Company is required to pay a revolving credit commitment fee of 0.50% per annum on undrawn revolving commitments. The Company is required to pay a fee equal to the applicable margin in effect, and a fronting fee of 0.125% on all outstanding letters of credit. There were no outstanding stand-by letters of credit during the period from June 8, 2021 to February 27, 2022 under the Revolving Credit Facility. The Company made interest payments of $8,369 during the period from June 8, 2021 to February 27, 2022.
There were no borrowings outstanding under the Revolving Credit Facility during the period from June 8, 2021 to February 27, 2022.
There were no excess cash flow payments required for the year ended February 27, 2022. Excess cash flow sweep payments, if required, can be fully offset by voluntary payments made in the current year.
The Credit Facility provides unlimited additional Incremental Term Loans and Revolving Credit Commitments subject to maximum leverage ratios. There were no additional borrowings at February 27, 2022.
The covenants contained in the Credit Facility contain financial covenants that are usual and customary, including a consolidated first lien secured debt ratio, consolidated senior secured debt ratio and consolidated total debt ratio, and restrict, among other things, our ability to pay dividends, make investments or acquisitions, enter into transactions with affiliates, dispose of assets or enter into business combinations, incur or guarantee additional indebtedness, repurchase or redeem equity interest or indebtedness, create or permit to exist certain liens, pledge assets or engage in sale-leaseback transactions, and change the business the Company conducts. These restrictions could limit the Company’s ability to obtain future financing and make acquisitions The consolidated total debt ratio was 3.96 to 6.00 for the fiscal year ended February 27, 2022. The Company is in compliance with all covenants as of February 27, 2022.
Financing costs related to the Initial term Loan were $4,858 and have been capitalized on the balance sheet as a direct deduction form the carrying value of the Initial Term Loan and are being amortized to interest expense using the effective interest method over the term of the facility.
Financing costs related to the Revolving Credit Facility were $607 and have been capitalized on the balance sheet and are being amortized to interest expense using the straight line method over the term of the facility.

Former Term Loan and Revolving Credit Facility
The refinancing resulted in a loss on extinguishment of debt of $794 consisting of $473 and $125 write-off of related deferred finance fees and debt discount, respectively and $196 third party fees.
On October 31, 2018, the Company entered into Amendment No. 1 to the $245,000 Credit Agreement (“Amendment”) with new and existing lenders. The interest rate in the Amendment is variable based on a LIBOR floor of no lower than 1.00% plus 475 basis points, previously the borrowing rate was 25 basis points higher. In addition, the Amendment extended the maturity date of the Initial Term Loan from April 28, 2021 to April 28, 2023 and the maturity date of the Revolving Credit Facility from April 28, 2019 to April 28, 2021. The Initial Term Loan co-borrower’s allocation was also changed for Stratus Technologies, Inc. from 60% to 60.447% and for Stratus from 40% to 39.553%. The Amendment also reduced the interest rate on Revolving Credit Facility borrowings by 50 basis points.
The Company made a refinancing pay-off principal payment of $122,675 on June 8, 2021. The Company made no voluntary payments March 1, 2021 to June 8, 2021.
The Company is required to make mandatory payments based on excess cash flow (as defined in the credit agreement). There is a yearly nonrefundable agency fee of $100. The Company is required to pay a facility fee of 0.50% per annum (which can be reduced based on financial performance) on the available revolving credit commitment. The Company is required to pay a fee equal to the applicable margin in effect, and a fronting fee of 0.125% on all outstanding letters of credit. The Company made interest payments of $2,079 for the year ended February 27, 2022.
There were no borrowings outstanding under the Revolving Credit Facility during the period from March 1, 2021 to April 28, 2021.
There were no excess cash flow payments required for the year ended February 27, 2022. Excess cash flow sweep payments, if required, can be fully offset by voluntary payments made in the current year.
The Credit Facility provides additional Incremental Term Loans and Revolving Credit Commitments not to exceed an aggregate of $40,000. There were no additional borrowings March 1, 2021 to June 8, 2021.
The covenants contained in the Credit Facility contain financial covenants that are usual and customary, including a maximum consolidated senior secured first lien leverage ratio, a consolidated total net leverage ratio, and restrict, among other things, our ability to pay dividends, make investments or acquisitions, enter into transactions with affiliates, dispose of assets or enter into business combinations, incur or guarantee additional indebtedness, repurchase or redeem equity interest or indebtedness, create or permit to exist certain liens, pledge assets or engage in sale-leaseback transactions, and change the business the Company conducts. These restrictions could limit the Company’s ability to obtain future financing and make acquisitions.

Debt Maturities
Minimum principal payments on debt, exclusive of future excess cash flow payment requirements at February 27, 2022 are as follows:

Fiscal Year
2023	$1,600
2024	1,600
2025	1,600
2026	1,600
2027	1,600
2028 and thereafter	151,600
Total	$159,600
NOTE 8 - DERIVATIVE INSTRUMENTS AND RELATED HEDGING ACTIVITY
From time to time the Company enters into derivative instruments, primarily forward and zero-cost collars, to reduce the Company’s exposure to fluctuations in foreign currency exchange. The criteria used to determine whether a transaction qualifies for hedge accounting treatment includes correlation between fluctuations in the fair value of the hedged item and the fair value of the related derivative instrument and its effectiveness as a hedge.
A derivative instrument that hedges the variability of cash flows related to a recognized asset or liability may be designated as a cash flow hedge. Changes in fair value of derivative instruments that are designated as cash flow hedges are recorded as a component of accumulated other comprehensive loss, net of taxes, until the underlying transactions are recognized in operations. To the extent that an instrument is not effective as a hedge, gains and losses are recognized in other income, net in the Company’s consolidated statements of operations.
The Company uses foreign currency derivatives to offset certain operational and balance sheet exposures related to changes to foreign exchange rates. These agreements are entered into to support transactions made in the normal course of business, and accordingly, are not speculative in nature. These hedges qualify for hedge accounting treatment as the derivatives have been highly effective in offsetting changes in fair value of the hedged currency.
All derivatives are recorded at fair value and the changes in fair value are immediately included in operations if the derivatives do not qualify as effective hedges. If a derivative is designated as a fair value hedge, then changes in the fair value of the derivative are offset against changes in the fair value of the underlying hedged item in operations. If a derivative is designated as a cash flow hedge, the effective portion of the changes in the fair value of the derivative is recognized as a component of accumulated other comprehensive loss, net of taxes until the underlying hedged item is recognized in operations or the forecasted transaction is no longer probable of occurring. If a derivative or nonderivative financial instrument is designated as a hedge of the Company’s net investment in a foreign subsidiary, then changes in the fair value of the financial instrument are recognized as a component of accumulated other comprehensive loss, net of taxes to offset a portion of the change in the translated value of the net investment being hedged, until the investment is sold or liquidated. The Company formally documents all hedging relationships for all derivative and nonderivative hedges and the underlying hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions. There are no amounts excluded from the assessment of hedge effectiveness.
The Company classifies the fair value of all derivative contracts and the fair value of the hedged firm commitments as either current or long-term depending on whether the maturity date of the derivative contract is within or beyond one year from the balance sheet date. The cash flows from derivatives treated as hedges are classified in the Company’s consolidated statement of cash flows in the same category as the item being hedged.
At February 27, 2022, the Company had effective foreign currency zero-cost collar contracts related to Japanese yen and euro denominated contractual obligations with an aggregate notional amount of $10,894 and $4,120, respectively, maturing through April 2023. The Company’s exposure to market risk for fluctuation in foreign currency exchange rates relates to business operations denominated in Japanese yen and euro in local subsidiaries and its Irish subsidiary. The Company uses foreign exchange currency forwards and zero-cost collar contracts to mitigate the impact of fluctuations in foreign currency exchange rates. The foreign currency derivatives had unrealized gains of $294 which is included in other current assets and an unrealized loss of $4 in other long term assets. Accumulated other comprehensive gain includes foreign currency unrealized net gain, net of taxes, of $254. In the year ended February 27, 2022, there were realized net gains of $91 related to highly effective hedges and recorded in other income, net in the Company’s consolidated statement of operations.
The Company periodically enters into forward foreign exchange contracts to reduce its exposure to foreign currency risks associated with its intercompany and net asset positions. The maturities of foreign exchange contracts generally do not exceed six months. The Company does not hold or issue financial instruments for trading purposes. As of February 27, 2022, the Company had an aggregate notional amount of $1,726 and $454, respectively, of net forward foreign exchange contracts outstanding, predominately in Japanese yen and in euro.
NOTE 9 - COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company has commitments under noncancelable operating leases for office and manufacturing space and certain machinery and equipment. The leases range from one to 10 years and generally contain renewal options for periods ranging from one to 10 years. Some of the leases contain future rent escalation clauses. Total rental expense on operating leases was $4,129 for the year ended February 27, 2022.
The following is a schedule of required future minimum lease payments:

Fiscal Year	Operating Leases
2023	$3,546
2024	2,747
2025	2,193
2026	2,137
2027	1,087
2028 and subsequent years	52
Total future minimum lease payments	$11,763
Legal Matters
The Company is involved in various other legal proceedings arising in the ordinary course of business, none of which we currently expect to have a material adverse effect on our results of operations, cash flows or financial condition.
Purchase Commitments
The Company had outstanding purchase commitments to two contract manufacturers amounting to approximately $5,942 as of February 27, 2022.

Guarantor Arrangements
The Company’s standard sales contracts and agreements contain infringement indemnification provisions. Pursuant to these provisions, the Company indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party (generally business partners or customers) in connection with certain patent, copyright or other intellectual property infringement claims in the countries in which the Company operates by any third party with respect to the Company’s products. The term of these indemnification provisions is generally perpetual effective at the time of the sale of the product. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements and management is not aware of any pending, threatened or unasserted claims regarding these agreements.
As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, no liabilities have been recorded for these agreements as of February 27, 2022.
As permitted under Bermuda and Delaware law, the Company has agreed to indemnify its officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Director and Officer insurance policy that limits its exposure and enables it to recover a portion of any future amounts paid. The aggregate limit on this insurance policy is $10,000. As a result of this insurance policy coverage, the Company believes the estimated fair value of these indemnification arrangements is minimal. The Company has no liabilities recorded for these agreements as of February 27, 2022.
NOTE 10 - EMPLOYEE BENEFIT PLANS
The Company has a benefit plan available to all United States employees, which qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Employees may contribute to the plan from 2% to 75% of their salary on a pre-tax basis, subject to certain statutory limitations. The Company matches 50% of the first 6% through December 31, 2019, and 50% of the first 8% starting January 1, 2020, of the employee’s pre-tax contributions. The Company matching contributions were suspended from August 1, 2020 through December 31, 2020. Contributions are invested at the direction of the employee in one or more investment funds. The Company recorded expense of $1,098 during the year ended February 27, 2022. Employees in several countries outside of the U.S. are covered by defined benefit and defined contribution plans in accordance with applicable government regulations and local practices. Expenses attributable to these plans were $910 during the year ended February 27, 2022.
NOTE 11 - RELATED-PARTY TRANSACTIONS
Siris Capital Group, LLC, through Storm Private Holdings II Ltd., purchased all of the issued share capital of the Company in April 2014.
Stock dividend payments of $50,000 were made on June 10, 2021 to Storm Private Holdings II Ltd. parent of the Company was made on the issued and outstanding shares of Common Stock.
On April 28, 2014, the Company entered into a management agreement for management, advisory, strategic planning and consulting services with Siris Capital Group, LLC for $6,000 over seven years. Prepaid expenses and long-term assets related to this yearly fee totaled $0 at February 27, 2022. Expense of $143 was recorded through the management fee expense line in the consolidated statements of operations for the year ending February 27, 2022.
On April 28, 2014 and June 1, 2018, the Company entered into management agreements for management, advisory, strategic planning and consulting services with certain individuals (“Management Agreements”) of Siris Capital Group, LLC. The Management Agreements have an annualized cost of $617 and $1,100, which was recorded for the year ended February 27, 2022. Performance bonuses of $400 related to the Management Agreements, were recorded through the management fee expense line in the consolidated statement of operations for the year ended February 27, 2022. Expenses of $81 were recorded in the consolidated statements of operations during the year ending February 27, 2022.
NOTE 12 - SUBSEQUENT EVENTS
Subsequent events have been evaluated through May 10, 2022, which is the date the consolidated financial statements were available to be issued.